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                                                                Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Dominion Resources, Inc. on Form S-3 of our report dated January 28, 2000, appearing in the Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Richmond, Virginia
February 20, 2001